UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 30, 2016

SOCIAL REALITY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54996	45-2925231
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

456 Seaton Street, Los Angeles, CA  90013

(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code:  (323) 694-9800 not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02

Unregistered Sales of Equity Securities.

On September 30, 2016 Social Reality, Inc. sold an aggregate of 665,000 units of its securities to 14 accredited investors in a private placement exempt from registration under the Securities Act of 1933, as amended, in reliance on exemptions provided by Section 4(a)(2) and Rule 506(b) of Regulation D.  The units were sold at a purchase price of $5.00 per unit resulting in gross proceeds to us of $3,325,000.  Each unit consisted of one share of our Class A common stock and one three year Class A Common Stock Purchase Warrant to purchase 0.5 shares of our Class A common stock at an exercise price of $7.50 per share.  We agreed to file a registration statement with the Securities and Exchange Commission within 90 days after the final closing in this offering registering for resale the shares of our Class A common stock issuable upon the exercise of the warrants included in the units sold in this offering, together with the shares of our Class A common stock underlying the Placement Agent Warrants.  In the event we fail to timely file this resale registration, or at any time thereafter that the prospectus contained in the effective resale registration is not available for the issuance of the shares to the holder upon the exercise of the warrant for a period of at least 60 days following the delivery by us of a suspension notice, then the warrants are exercisable on a cashless basis.   The form of warrant is filed as Exhibit 4.6 to this report.

T.R. Winston & Company, LLC, a broker-dealer and member of FINRA, acted as placement agent for us in this offering.  We paid the placement agent commissions totaling $266,000 and agreed to issue it three year warrants Placement Agent Warrants to purchase 53,200 shares of our Class A common stock at an exercise price of $7.50 per share.  T.R. Winston & Company, LLC has reallocated a portion of the commissions and Placement Agent Warrants to a selected dealer member of the selling group.  We also agreed to pay T.R. Winston & Company, LLC a fee of 4% of the proceeds we may receive upon the exercise of the warrants included in the units.  We used $2,000,000 of the net proceeds received by us in this offering to further reduce our obligations which are outstanding under the Financing Agreement, as amended, with Victory Park Management, LLC, as administrative agent and collateral agent for the lenders.  We will use the balance of the proceeds for general working capital.

Item 9.01

Financial Statements and Exhibits.

4.6

Form of Class A Common Stock Purchase Warrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOCIAL REALITY, INC.

Date: October 6, 2016	By:	/s/ Christopher Miglino
Christopher Miglino, Chief Executive Officer

Exhibit Index

4.6

Form of Class A Common Stock Purchase Warrant.